Exhibit 99.1

Drone Aviation Holding Corp. Provides Mid-Year Update

JACKSONVILLE, FL – August 1, 2016 – Drone Aviation Holding Corp. (OTCQX: DRNE) (“Drone Aviation” or the “Company”), a manufacturer of tethered drones and lighter-than-air aerostats today issued the following mid-year update from Jay H. Nussbaum, Chairman and CEO.

To All of Drone Aviation’s Stakeholders:

After passing the mid-point of fiscal 2016, I would like to provide you with an update on the status of Drone Aviation’s business and comment briefly on some notable developments occurring in the military and commercial markets we serve.

Having witnessed Drone Aviation’s progress during the past year as its Chairman, and more recently, its CEO, I’m more confident than ever in the potential of the business. Not only do we see growing demand for aerial solutions such as our WASP with military and state and local law enforcement authorities, but thanks to recently released guidance by the United States Federal Aviation Authority (“FAA”) for commercial drone operations, we believe the entire industry is at a significant turning point. On June 22, 2016, we announced that our products meet all of the key requirements outlined by the FAA allowing the use of small unmanned aircraft systems (“sUAS”) in the National Airspace System (“NAS”) for commercial purposes. We are ready and expect to capitalize on these new opportunities (with the support of our stakeholders) and continue our ongoing commercialization efforts.

In the past six months, we have made significant progress on our strategic plan to transition the Company from its product development phase to commercialization. Here are just a few of the more recent developments that reinforce our optimism:

•	On July 29, 2016, Drone Aviation reported increased sales activity for the first half of 2016. As reported in our latest Quarterly Report on Form 10-Q for the six months ended June 30, 2016, Drone Aviation reported revenues of $927,464 versus $82,808 for the same period in 2015, which was derived primarily from aerostat products sold to the U.S. military and other governmental customers. Gross profit margins increased to 67% versus 58% for the six months ended June 30, 2016 and 2015, respectively. We continue to see growing interest in the WASP by various United States Department of Defense (“DoD”) customers and are actively working with a number of units within the U.S. armed forces to advance all of our tethered aerial platforms for applications ranging from border patrol, to intelligence, surveillance and reconnaissance, signal intelligence, data collection and communications.

•	In the second quarter of this year, Drone Aviation appointed Lieutenant General Michael T. Flynn (Ret.), one of the Army’s most decorated senior intelligence officers, to our Board as Vice Chairman. In this critical position, as well as joining our Strategic Advisory Board, we believe he will play a pivotal role in advising our team on business development, product capabilities, advancements and solutions focused on military customers.

•	The Company expanded its military sales channel by strengthening its sales presence in the Washington, D.C. and surrounding “Beltway” region by hiring dedicated personnel focused on supporting our military and government sales efforts.
•	On July 13, 2016, Drone Aviation announced Bolt, our new coaxial tethered drone, at the invite-only Warrior East Expo sponsored by ADS, Inc., our long-time partner and one of the leading sales, services and procurement organizations serving the DoD. Warrior Expo is a premiere industry event that brings together end users, program managers, and procurement specialists with industry-leading solutions in an environment specifically for government and defense organizations. This conference brought Drone Aviation’s leading technology to the forefront, and we are following up on many potential sales leads.

•	On the commercial side of Drone Aviation’s business, as noted above, in late June, the FAA released its first-ever operational rules allowing for the use of sUAS into the NAS for commercial purposes. These historic rules include many guidelines believed to be beneficial for the safe operation of Drone Aviation's tethered drones, including, for example, the ability to operate a continuous flight at up to 400 feet during daylight hours with a single operator maintaining direct line of sight of the drone at all times (a feature inherent in our tethered-based approach, unlike that of free-flying drones). We believe these new rules, scheduled to go into effect this August, will have a positive impact for all commercial entities exploring how to deploy drones, and we are working with potential commercial customers in the evaluation and integration of our products into live environments in compliance with FAA regulations.

Like all of you, I am disturbed by daily news headlines, both at home and abroad. Given this environment, we believe that governments, military and law enforcement agencies will look for persistent, cost-effective solutions for real-time information gathering, communications and video surveillance to enhance their security operations. We believe that our company is well positioned to supply the needed technology and capabilities to support these operations with our expanded sales organization and growing portfolio of unique tethered solutions including WASP, WATT and Bolt. While there is still work to be done, we will continue to build our customer base and ramp-up production as needed to ensure the delivery of steady growth into the future as drones increasingly demonstrate their value in both military and commercial applications.

Thank you for your continued support and interest in our company as we strive to create value for our shareholders, customers and employees.

For additional information, please look us up on the web at www.droneaviationcorp.com or send an email to info@droneaviationcorp.com.

Sincerely,

Jay H. Nussbaum

Chairman and CEO

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQX: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms, including lighter-than-air aerostats and electric-powered drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a proprietary tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: impact of the FAA’s announced regulations affecting commercial usage of sUAS, growing demand for drones for military and state and local law enforcement authorities, effects of the Company’s appointment of Lt. Gen. Flynn as Vice Chairman, expectations regarding future production and sales, and increased sales presence in the Washington, D.C. area. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Relations Contact for Drone Aviation Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net